Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 15, 1996, included in this Form 10-K/A into NGC Corporation's previously filed registration statements on Form S-8 (File Nos. 33-75044 and 33-96394) and on Form S-3 (File Nos. 33-89546 and 33-97368).

                                            ARTHUR ANDERSEN LLP

Houston, Texas
July 26, 1996